UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2015, Cathay General Bancorp (the “Company”) held its Annual Meeting of Stockholders at which the stockholders voted upon (i) the election of four Class I directors to serve until the 2018 annual meeting of stockholders and their successors have been elected and qualified, (ii) a proposal to approve the Company’s 2005 Incentive Plan, As Amended, (iii) an advisory (non-binding) proposal to approve the Company’s executive compensation, and (iv) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

The stockholders elected all four Class I director nominees, approved the proposal to approve the Company’s 2005 Incentive Plan, As Amended, approved the advisory (non-binding) proposal to approve the Company’s executive compensation, and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. The number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter voted upon, as applicable, are set forth below.

Election of Four Class I Directors

Name	For	Against	Abstain	Broker Non-Votes
Michael M.Y. Chang	51,990,309	8,529,474	130,928	11,244,961
Jane Jelenko	60,202,360	427,079	21,272	11,244,961
Anthony M. Tang	54,909,042	5,617,703	123,966	11,244,961
Peter Wu	54,844,379	5,682,366	123,966	11,244,961

Proposal to Approve Our 2005 Incentive Plan, As Amended

For	Against	Abstain	Broker Non-Votes
59,924,316	603,713	122,682	11,244,961

Advisory (Non-Binding) Proposal to Approve Our Executive Compensation

For	Against	Abstain	Broker Non-Votes
59,816,696	666,649	167,366	11,244,961

Proposal to Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the 2015 Fiscal Year

For	Against	Abstain	Broker Non-Votes
71,234,713	586,373	74,586	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer